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                                                                      EXHIBIT 21

                               SCHEDULE 5(A)(IV)




Subsidiary
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Cinemark Corporation, a Texas corporation
Sunnymead Cinema Corp., a California corporation
Cinemark Properties, Inc., a Texas corporation
Cinemark Transportation, Inc., a Texas corporation
Trans Texas Cinema, Inc., a Texas corporation
Missouri City Central 6, Inc., a Texas corporation
Cinemark International, Inc., a Texas corporation
ENT Holdings, Inc., a Texas corporation
Funtime Entertainment, Inc., a Texas corporation
Funtime Pizza Three Corporation, a Texas corporation
Funtime Pizza Four Corporation, a Texas corporation
Cinemark Mexico (USA), Inc., a Texas corporation
Cinemark de Mexico, S.A. de C.V., a Mexican corporation
Inversiones Cinemark, S.A., a Chilean corporation
Tinseltown Equities, Inc., a Texas corporation
Entertainment Amusement Enterprises, Inc., a Texas corporation
Cinemark Partners I, Inc., a Texas corporation
Cinemark Holdings Canada, Inc., a Canadian corporation
Cinemark Alberta, Inc., a Canadian corporation
Laredo Theatre, Ltd., a Texas limited partnership
Cinemark Brasil S.A., a Brazilian corporation
Cinemark Empreendimentos e. Participacoes LTDA, a Brazilian corporation Servicios Cinemark, S.A. de C.V., a Mexican corporation
Cinemark del Norte, S.A. de C.V., a Mexican corporation
Cinemark Theatres Canada, Inc., a Canadian corporation
Cinemark del Ecuador, an Ecuadorian corporation
Cinemark del Peru, a Peruvian corporation
Cinemark Rio de la Plata Associates S.R.L., an Argentinean corporation